UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2007

Lab123, Inc.

(Exact name of Registrant as specified in charter)

Delaware	333-137545	45-0542515
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Field Drive, Suite 240, Lake Forest, Illinois	60045
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 234-8111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 17, 2007 the shareholders of Lab123, Inc. (the “Company”) voted by unanimous written consent to remove Fred Fitzsimmons without cause (as permitted by the By-laws of the Company) as a director of the Company and elect Michael Carney to fill the vacancy on the Board of Directors thereby created.

Mr. Carney, is the President of Stille, a Swedish manufacturer and distributor of surgical instruments and operating room tables, and brings to the Board of Directors his substantial experience in the marketing of medical products.

There are no arrangements or understandings between Mr. Carney and any other persons pursuant to which he was selected as a director of the Company. Mr. Carney has no family relationship with any other director or officer of the Company.

On March 19, 2007 Mary Rodino, resigned as Chief Executive Officer and a director of the Company. The Board of Directors of the Company intends to form a committee to conduct a search for a replacement for Ms. Rodino.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAB123, INC.

March 22, 2007	By:	/s/ Henry Warner
Henry Warner
Chairman of the Board